Air Group is well prepared to weather
another downturn
• Strong hedge portfolio
• Young, fuel-efficient, simple fleet
• Strong network of codeshare partners, poised to
benefit from Trans-Pac growth
• Good progress with cost reduction
• Conservative balance sheet with strong liquidity
• The PNW and Alaska may fare better economically
than other regions
• Management team committed to shareholder returns
Exhibit 99.3

Alaska’s aircraft are the most
fuel-efficient in operation today
• Alaska Domestic Mission Rules
• 1,000 statute miles
• Nominal fuel burn
• Pax/Bag weight = 220 lb
• 100% load factor
Source: The Boeing Company
Better
10.76
11.16
11.65
12.38
12.63
12.75
13.12
15.36
16.49
3
8
13
18
737-900W
172 seats
737-800W
157 seats
A320
149 seats
757-200
182 seats
737-700W
124 seats
737-400
144 seats
A319
122 seats
MD-80
140 seats
DC-9 140
125 seats
Fuel gallons per passenger

Horizon’s aircraft are among the
most fuel-efficient
5.8
6.2
6.7
7.1
7.2
7.3
7.7
10.6
3
4
5
6
7
8
9
10
11
     Q400
76 seats
CRJ900
88 seats
      E190
99 seats
CRJ700
70 seats
    Q200
37 seats
CRJ200
50 seats
     E170
72 seats
    B1900
19 seats
• 400 statute miles
• 100% load factor
Source: Bombardier
Better
Fuel gallons per passenger

Horizon Air CASM comparison
• Fuel assumed at oil price of $110/bbl
23.2¢
24.1¢
14.9¢
45.3¢
34.2¢
17.7¢
18.4¢
28.8¢
16.0¢
13.9¢
16.6¢
0¢
10¢
20¢
30¢
40¢
50¢
Seattle-
Portland
Seattle-
Missoula
Seattle-   Santa
Rosa
System Average
Q200 CRJ Q400
NA
Stage length (miles) 129 399 618 365